UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2005

Keane, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

001-7516	04-2437166
(Commission File Number)	(IRS Employer Identification No.)

100 City Square, Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 241-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 30, 2005, the Compensation Committee of the Board of Directors of Keane, Inc. (the “Company”) approved the acceleration of the vesting of Company stock options granted prior to August 1, 2005 with an exercise price of $11.44 or greater held by Laurence Shaw (the “Shaw Options”). On October 20, 2005, the Board of Directors of the Company delegated authority to Brian T. Keane, President and Chief Executive Officer of the Company, to approve the acceleration of the vesting of Company stock options granted prior to August 1, 2005 with an exercise price of $11.44 or greater held by employees of the Company or its subsidiaries based in the United Kingdom and India (the “UK/India Options”). Based on such authorization, on December 30, 2005, Brian T. Keane, President and Chief Executive Officer of the Company, approved the acceleration of the UK/India Options. Both the Shaw Options and the UK/India Options were granted and accelerated under the Company’s 1998 Stock Incentive Plan, including the Time Accelerated Restricted Stock Award Plan (“TARSAP”). As previously reported in the Company’s Current Report on Form 8-K filed on October 26, 2005, on October 20, 2005, the Company accelerated all Company stock options other than the Shaw Options or the UK/India Options granted prior to August 1, 2005 with an exercise price of $11.44 or greater. The exercise price of the unvested options accelerated, including the options accelerated on October 20, 2005, the Shaw Options and the UK/India Options (collectively, the “Accelerated Options”), ranged from $12.16 to $18.30. On October 20, 2005, and December 30, 2005, the closing stock price per share of the Company’s common stock on the New York Stock Exchange, which will be used for measurement of compensation, was $10.63, and $11.01, respectively.

The Company and its Board of Directors considered several factors in determining to accelerate the vesting of the Accelerated Options. The primary purpose of the accelerated vesting is to enable the Company to avoid recognizing in its income statement non-cash compensation expense associated with these options in future periods, upon the Company’s adoption of FASB Statement (“SFAS”) No. 123R (“SFAS 123R”), “Share-Based Payment,” as of January 1, 2006. Absent the acceleration of the Accelerated Options, from and after its adoption of SFAS 123R, the Company would have been required to recognize approximately $10.5 million in pre-tax non-cash compensation expense over the remaining vesting terms of the Accelerated Options, based on valuation calculations using the Black-Scholes methodology.  As a result of the acceleration of the Accelerated Options, the stock-based compensation expense under SFAS No. 123,  “Accounting for Stock-Based Compensation,” will only be reflected in the Company’s footnote disclosures in its financial statements included in its periodic reports.

The Company also believes that because the Accelerated Options have exercise prices in excess of the fair market value of the Company’s common stock on the date of their acceleration, the Accelerated Options were not fully achieving their original objective of incentive compensation and employee retention.  The Company believes that the acceleration may have a positive effect on employee morale and retention.  The Company believes this decision is in the best interests of the Company and its shareholders. As a result of the October 20, 2005 and December 2005 accelerations, approximately 2.1 million shares subject to options, constituting approximately 47% of the total number of outstanding shares subject to unvested options, became immediately exercisable.

The Company currently accounts for stock options using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations.

Statements contained herein may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the accounting treatment for stock options and the estimated impact of the acceleration of vesting on the Company’s earnings. These statements involve a number of risks and uncertainties that could materially affect future results, including the possibility that subsequent pronouncements or interpretations of SFAS 123R may alter the accounting treatment of stock options as well as other risk factors contained in the Company’s filings made with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005	KEANE, INC.

	By:	/s/ John J. Leahy

John J. Leahy
Executive Vice President of Finance and
Administration and Chief Financial Officer